EXHIBIT 23-b



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion of our report dated February 27, 1997, on our audits of the consolidated financial statements and the financial statement schedule of Pacific Bell and Subsidiaries as of December 31, 1996, and for each of the two years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

     We also consent to the incorporation by reference in the Registration Statement (Form S-3, No. 333-37513) of Pacific Bell and in the related Prospectus of our report dated February 27, 1997, on our audits of the consolidated financial statements and the financial statement schedule of Pacific Bell and Subsidiaries as of December 31, 1996, and for each of the two years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.




                                          COOPERS & LYBRAND L.L.P.



     San Francisco, California
     March 10, 1998